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CUSIP    NUMBER: 26613X 10 1                                 PAGE 11 OF 11 PAGES


                                                                       EXHIBIT A

                                    AGREEMENT


                By this Agreement, the undersigned agree that this Schedule 13D being filed on or about this date with respect to the ownership by the undersigned of shares of Common Stock of DuPont Photomasks, Inc. is being filed on behalf of each of us.


Dated:   April 29, 2005



                                       E.I. DU PONT DE NEMOURS AND COMPANY



                                       By:  /s/ JOHN P. JESSUP
                                            Name: John P. Jessup
                                            Title:  Vice President and Treasurer


                                       DUPONT CHEMICAL AND ENERGY
                                        OPERATIONS, INC.



                                       By:  /s/ A. LLOYD ADAMS
                                            Name:  A. Lloyd Adams
                                            Title:  Vice President and
                                                    Assistant Treasurer



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